Exhibit 99.1

Veeva Announces Fiscal 2014 Third Quarter Results

Total Revenues of $55.0M, up 54% Year-over-year; Subscription Services Revenues of $38.9M, up 95% Year-over-year

PLEASANTON, Calif.--(BUSINESS WIRE)--December 5, 2013--Veeva Systems Inc. (NYSE: VEEV), a leading provider of industry cloud solutions for the life sciences industry, today announced results for its fiscal third quarter ended October 31, 2013.

Fiscal 2014 Third Quarter Results:

  Revenues: Total revenues for the third quarter were $55.0 million, up from $35.8 million one year ago, an increase of 54% year-over-year. Subscription services revenues were $38.9 million, up from $20.0 million one year ago, an increase of 95% year-over-year.
  Net income and non-GAAP net income1: Third quarter net income was $6.5 million, compared to $5.7 million one year ago, an increase of 13% year-over-year. Non-GAAP net income for the third quarter was $8.3 million, compared to $6.0 million one year ago, an increase of 40% year-over-year.
  Net income per share and non-GAAP net income per share1: For the third quarter, fully diluted net income per share was $0.05, while non-GAAP fully diluted net income per share was $0.06.

“There are tremendous opportunities to move life sciences companies from legacy applications to the cloud,” said chief executive officer Peter Gassner. “Our results demonstrate strong demand for industry cloud solutions and are a result of our focus on customer success. The combination of these factors drove top-line revenue growth and strong profitability.”

“We were pleased with the continued momentum in subscription services revenues, which increased 95% year-over-year,” said CFO Tim Cabral. “While making significant investments this quarter, we demonstrated the leverage in our business. Gross margins increased over 5 percentage points compared to last year, operating margin was 18.2% and non-GAAP operating margin was 22.7%.”

Recent Highlights:

  Veeva Network Released – Veeva Network, the industry’s first complete, cloud-based customer master solution, became generally available in October. The company’s newest product line, Veeva Network combines healthcare provider and organization data with software and data stewardship services in one solution that is seamlessly integrated with Veeva CRM.
  CRM Market Leadership – In its 2013 Life Sciences CRM Software Vendor Assessment, IDC Health Insights named Veeva a CRM leader.
  50th Veeva Vault Customer – Veeva surpassed 50 customers for its regulated content management product line.
  Initial Public Offering – On October 16, 2013, Veeva became a public company, adding $216 million to its cash balance for the quarter, and listed its Class A common shares on the New York Stock Exchange.

Financial Outlook:

Veeva is providing guidance for the fourth quarter of fiscal 2014 as follows:

  Total revenues between $57 and $58 million, an increase of 43% to 46% on a year-over-year basis. This implies full fiscal year revenues of approximately $204 to $205 million representing annual growth of 58% to 59%.
  Non-GAAP fully diluted net income per share between $0.05 and $0.06.

Conference Call Information

What:	Veeva Systems’ Fiscal 2014 Third Quarter Results Conference Call
When:	Thursday, December 5, 2013
Time:	1:30 p.m. PT (4:30 p.m. ET)
Live Call:	1-866-270-1533, domestic 1-412-317-0797, international
Webcast:	ir.veeva.com

1 Non-GAAP net income and non-GAAP fully diluted net income per share exclude stock-based compensation expense, amortization of purchased intangibles, and the tax effect of these excluded expenses. See the sections titled, “Non-GAAP Financial Measures” and the tables entitled “Reconciliation of GAAP to Non-GAAP Financial Measures” below for details.

About Veeva

Veeva is a leader in cloud-based software for the global life sciences industry. Committed to innovation, product excellence and customer success, Veeva has over 170 customers, ranging from the world’s largest pharmaceutical companies to emerging biotechs. Founded in 2007, Veeva is headquartered in the San Francisco Bay Area, with offices in Philadelphia, Barcelona, Budapest, London, Paris, Beijing, Shanghai, Osaka, Tokyo, Sydney, and Singapore. For more information, visit www.veeva.com.

Investor Relations Contact
Rick Lund
925-271-9816
ir@veeva.com

Media Contact
Jeff Seedman
310-330-6994
pr@veeva.com

Forward-looking Statements

This release contains forward-looking statements, including statements regarding Veeva's future financial performance, market growth, the demand for and benefits from the use of Veeva's solutions, strategies, and general business conditions. Any forward-looking statements contained in this press release are based upon Veeva's historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Veeva's expectations as of the date of this press announcement. Subsequent events may cause these expectations to change, and Veeva disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially, including (i) adverse changes in general economic or market conditions, particularly in the life sciences industry; (ii) delays or reductions in information technology spending, particularly in the life sciences industry; (iii) dependence on revenues from our Veeva CRM solution, and the rate of adoption of our new products; (iv) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by our competitors; (v) our ability to manage our growth effectively; (vi) our limited operating history, which makes it difficult to predict future results; (vii) the development of the market for enterprise cloud services, particularly in the life sciences industry; (viii) acceptance of our applications and services by customers, including renewals of existing subscriptions and purchases of subscriptions for additional users and solutions; (ix) breaches in our security measures or unauthorized access to our customers’ data; (x) our expectation that the future growth rate of our revenues will decline, and that as our costs increase, we may not be able to generate sufficient revenues to sustain the level of profitability we have achieved in the past or achieve profitability in the future; (xi) loss of one or more key customers; (xii) dependence on our agreement with salesforce.com to provide our Veeva CRM solution to our customers; and (xiii) changes in sales that may not be immediately reflected in our results due to our subscription model.

Additional risks and uncertainties that could affect Veeva’s financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in the company’s registration statement on Form S-1 filed with the SEC on October 15, 2013, which is available on the company’s website at www.veeva.com under the Investors section and on the SEC’s website at www.sec.gov. Further information on potential risks that could affect actual results will be included in other filings Veeva makes with the SEC from time to time.

Copyright © 2013 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are registered trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	October 31,	January 31,
	2013	2013(2)
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$257,141	$31,890
Short-term investments	16,242	14,276
Accounts receivable, net	48,603	37,094
Deferred income taxes	1,721	1,169
Income tax receivable	106	1,111
Note receivable–related party	—	253
Other current assets	4,635	1,097
Total current assets	328,448	86,890
Property and equipment, net	2,319	1,379
Capitalized internal-use software, net	1,629	880
Goodwill	4,709	—
Intangible assets, net	6,964	—
Other long-term assets	1,220	671
Total assets	$345,289	$89,820

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,436	$3,340
Accrued expenses	14,108	6,981
Income tax payable	195	5,183
Deferred revenue	53,514	38,785
Total current liabilities	70,253	54,289
Deferred income taxes, noncurrent	2,508	441
Other long-term liabilities	1,882	1,124
Total liabilities	74,643	55,854
Commitments and contingencies
Stockholders’ equity:
Series A convertible preferred stock	—	2,996
Series B convertible preferred stock	—	3,937
Preferred stock	—	—
Common stock	—	—
Class A common stock	—	—
Class B common stock	1	—
Additional paid-in capital	228,339	2,101
Accumulated other comprehensive income	11	5
Retained earnings	42,295	24,927
Total stockholders’ equity	270,646	33,966
Total liabilities and stockholders’ equity	$345,289	$89,820

(2) Amounts as of January 31, 2013 were derived from the January 31, 2013 audited financial statements.

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands, except per share data)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2013	2012	2013	2012
Revenues:	(Unaudited)
Subscription services	$38,935	$19,969	$100,935	$49,171
Professional services and other	16,044	15,827	46,413	40,589
Total revenues	54,979	35,796	147,348	89,760
Cost of revenues(3):
Cost of subscription services	9,511	5,160	24,409	12,909
Cost of professional services and other	11,881	10,696	33,835	27,346
Total cost of revenues	21,392	15,856	58,244	40,255
Gross profit	33,587	19,940	89,104	49,505
Operating expenses(3):
Research and development	6,585	3,605	18,469	9,946
Sales and marketing	11,467	5,316	28,739	13,304
General and administrative	5,550	2,235	13,900	5,584
Total operating expenses	23,602	11,156	61,108	28,834
Operating income	9,985	8,784	27,996	20,671
Other income (expense), net	125	74	(439)	(337)
Income before income taxes	10,110	8,858	27,557	20,334
Provision for income taxes	3,585	3,109	10,189	7,235
Net income	$6,525	$5,749	$17,368	$13,099

Net income attributable to Class A and Class B common stockholders:
Basic	$2,339	$1,062	$4,613	$2,331
Diluted	$6,387	$1,062	$16,937	$2,331
Net income per share attributable to Class A and Class B common stockholders:
Basic	$0.07	$0.05	$0.16	$0.12
Diluted	$0.05	$0.03	$0.13	$0.08
Weighted-average shares used to compute earnings per share attributable to Class A and Class B common stockholders:
Basic	35,802	20,743	28,519	19,834
Diluted	131,963	30,369	129,601	29,160
Other comprehensive income:
Net change in unrealized gains on available-for-sale investments	$8	$—	$6	$—
Comprehensive income	$6,533	$5,749	$17,374	$13,099

(3) Includes stock-based compensation as follows:
Cost of revenues:
Cost of subscription services	$49	$1	$58	$2
Cost of professional services and other	230	30	458	81
Research and development	429	65	895	155
Sales and marketing	488	34	970	97
General and administrative	890	51	1,655	155

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2013	2012	2013	2012
	(Unaudited)
Cash flows from operating activities
Net income	$6,525	$5,749	$17,368	$13,099
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization	774	174	1,552	536
Amortization of premiums on short-term investments	98	23	276	23
Stock-based compensation	2,086	181	4,036	490
Deferred income taxes	(86)	(192)	(259)	(447)
Bad debt expense	(303)	123	(21)	345
Changes in operating assets and liabilities:
Accounts receivable	(9,417)	(7,196)	(9,852)	(8,849)
Income taxes	(1,750)	2,541	(5,733)	3,379
Other current and non-current assets	(1,224)	(335)	(2,117)	(243)
Accounts payable	1,157	332	(946)	176
Accrued expenses	1,720	3,018	5,859	3,840
Deferred revenue	5,254	5,049	14,607	11,656
Long-term liabilities	433	249	758	(193)
Net cash provided by operating activities	5,267	9,716	25,528	23,812
Cash flows from investing activities
Purchases of short-term investments	(4,315)	(9,888)	(7,086)	(9,888)
Maturities and sales of investments	2,250	—	4,850	—
Purchases of property and equipment	(460)	(262)	(1,561)	(716)
Acquisitions, net of cash acquired	—	—	(12,149)	—
Payments for capitalized internal-use software	(720)	(257)	(1,013)	(590)
Proceeds from (issuance of) note receivable–related party	—	—	253	(2)
Payments for restricted cash and deposits	(5)	(64)	(2)	(359)
Net cash used in investing activities	(3,250)	(10,471)	(16,708)	(11,555)
Cash flows from financing activities
Proceeds from early exercise of common stock options	158	197	225	423
Proceeds from exercise of common stock options	95	37	472	78
Net proceeds from initial public offering	216,263	—	215,734	—
Net cash provided by financing activities	216,516	234	216,431	501
Net change in cash and cash equivalents	218,533	(521)	225,251	12,758
Cash and cash equivalents at beginning of period	38,608	30,159	31,890	16,880
Cash and cash equivalents at end of period	$257,141	$29,638	$257,141	$29,638

Non-GAAP Financial Measures

Veeva has provided in this release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. This information includes non-GAAP net income, non-GAAP fully diluted net income per share, and non-GAAP operating margin. Veeva uses these non-GAAP financial measures internally for budgeting and resource allocation purposes and in analyzing its financial results. Veeva believes they are useful to investors, as a supplement to GAAP measures, as a means to evaluate period-to-period comparisons, in evaluating Veeva's ongoing operating results and trends and in comparing its financial measures with other companies in Veeva's industry, many of which present similar non-GAAP financial measures to investors. The non-GAAP measures exclude expenses associated with stock-based compensation, amortization of purchased intangibles, and the tax effect of these excluded expenses.

As described above, Veeva may exclude the following items from its non-GAAP measures:

  Stock-based compensation expenses. Veeva excludes stock-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses and management finds it useful to exclude certain non-cash charges to assess the appropriate level of various operating expenses to assist in budgeting, planning and forecasting future periods. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FASB ASC Topic 718, Veeva believes excluding stock-based compensation expenses allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies.
  Amortization of purchased intangibles. Veeva incurs amortization of acquisition-related purchased intangible assets in connection with acquisitions of certain businesses and technologies. Amortization of intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of acquisitions. Management finds it useful to exclude these variable charges to assess the appropriate level of various operating expenses to assist in budgeting, planning and forecasting future periods. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of purchased intangible assets will recur in future periods.
  Income tax effects on the difference between GAAP and non-GAAP costs and expenses. The income tax effects that are excluded from the non-GAAP measures relate to the tax impact on the difference between GAAP and non-GAAP costs and expenses due to stock-based compensation and purchased intangibles for GAAP and non-GAAP measures.

There are limitations in using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which charges are excluded from the non-GAAP financial measures. Veeva compensates for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in our public disclosures.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure and not to rely on any single financial measure to evaluate our business. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables below.

Veeva is not able to provide GAAP targets for its fourth quarter fully diluted net income per share at this time because of the difficulty of estimating certain items that are excluded from non-GAAP fully diluted net income per share, such as charges related to stock-based compensation expense and amortization of acquisition related intangibles, the effect of which may be significant.

Veeva Systems Inc.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands)

	Three Months Ended October 31,
	2013	2012
	(Unaudited)
Cost of subscription services revenues on a GAAP basis	$9,511	$5,160
Stock-based compensation expense	(49)	(1)
Amortization of purchased intangibles	(353)	—
Cost of subscription services revenues on a non-GAAP basis	$9,109	$5,159

Gross margin on subscription services revenues on a GAAP basis	75.6%	74.2%
Stock-based compensation expense	0.1	—
Amortization of purchased intangibles	0.9	—
Gross margin on subscription services revenues on a non-GAAP basis	76.6%	74.2%

Cost of professional services and other revenues on a GAAP basis	$11,881	$10,696
Stock-based compensation expense	(230)	(30)
Amortization of purchased intangibles	(17)	—
Cost of professional services and other revenues on a non-GAAP basis	$11,634	$10,666

Gross margin on professional services and other revenues on a GAAP basis	25.9%	32.4%
Stock-based compensation expense	1.5	0.2
Amortization of purchased intangibles	0.1	—
Gross margin on professional services and other revenues on a non-GAAP basis	27.5%	32.6%

Gross profit on a GAAP basis	$33,587	$19,940
Stock-based compensation expense	279	31
Amortization of purchased intangibles	370	—
Gross profit on a non-GAAP basis	$34,236	$19,971

Gross margin on total revenues on a GAAP basis	61.1%	55.7%
Stock-based compensation expense	0.5	0.1
Amortization of purchased intangibles	0.7	—
Gross margin on total revenues on a non-GAAP basis	62.3%	55.8%

Research and development expense on a GAAP basis	$6,585	$3,605
Stock-based compensation expense	(429)	(65)
Research and development expense on a non-GAAP basis	$6,156	$3,540

Sales and marketing expense on a GAAP basis	$11,467	$5,316
Stock-based compensation expense	(488)	(34)
Amortization of purchased intangibles	(43)	—
Sales and marketing expense on a non-GAAP basis	$10,936	$5,282

General and administrative expense on a GAAP basis	$5,550	$2,235
Stock-based compensation expense	(890)	(51)
General and administrative expense on a non-GAAP basis	$4,660	$2,184

Operating expense on a GAAP basis	$23,602	$11,156
Stock-based compensation expense	(1,807)	(150)
Amortization of purchased intangibles	(43)	—
Operating expense on a non-GAAP basis	$21,752	$11,006

Operating income on a GAAP basis	$9,985	$8,784
Stock-based compensation expense	2,086	181
Amortization of purchased intangibles	413	—
Operating income on a non-GAAP basis	$12,484	$8,965

Operating margin on a GAAP basis	18.2%	24.5%
Stock-based compensation expense	3.8	0.5
Amortization of purchased intangibles	0.7	—
Operating margin on a non-GAAP basis	22.7%	25.0%

Net income on a GAAP basis	$6,525	$5,749
Stock-based compensation expense	2,086	181
Amortization of purchased intangibles	413	—
Income tax effect on non-GAAP adjustments	(706)	24
Net income on a non-GAAP basis	$8,318	$5,954

Diluted net income per share on a GAAP basis	$0.05	$0.03
Stock-based compensation expense:	0.02	0.01
Amortization of purchased intangibles:	—	—
Income tax effect on non-GAAP adjustments	(0.01)	—
Impact of assumed conversion of preferred stock(4)	—	0.01
Diluted net income per share on a non-GAAP basis	$0.06	$0.05

4 In computing the fully diluted shares for non-GAAP purposes, the 85,000,000 shares of convertible preferred stock that was issued and outstanding as of October 31, 2012 were assumed to be converted to common shares.

CONTACT:
Veeva Systems Inc.
Investor Relations
Rick Lund, 925-271-9816
ir@veeva.com
or
Media
Jeff Seedman, 310-330-6994
pr@veeva.com